Exhibit 99.(5)(a)

Pacific Life Insurance Company

[Retirement Solutions Division

P.O. Box 2378, Omaha, NE  68103-2378

or 6750 Mercy Rd, RSD, Omaha, NE 68106

www.PacificLife.com

Contract Owners: (800) 722-4448

[Financial Professionals]: (844) 557-2233]

[Product Marketing Name] Individual Deferred Variable Annuity Application

All pages of this form must be returned. Print clearly in dark ink and avoid highlighting.

1. PRIMARY ANNUITANT Must be an individual. Check product guidelines for minimum and maximum issue age.

First Name	Middle Name		Last Name		Sex ☐ M ☐ F
SSN	Date of Birth (mm/dd/yyyy)	Telephone Number	Email Address
Mailing Address			City	State	Zip Code
Residence Address (if different than above)			City	State	Zip Code

JOINT ANNUITANT (Optional) Not applicable for Qualified contracts. Default is Joint unless this box is checked: ☐ Contingent

First Name	Middle Name		Last Name		Sex ☐ M ☐ F
SSN	Date of Birth (mm/dd/yyyy)	Telephone Number	Email Address
Mailing Address			City	State	Zip Code
Residence Address (if different than above)			City	State	Zip Code

2. OWNER If Annuitant(s) and Owner(s) are the same, do not complete this section. Check product guidelines for minimum and maximum issue age.

First Name	Middle Name		Last Name		Sex ☐ M ☐ F
Entity (if an individual is not selected)
SSN/TIN	Date of Birth (mm/dd/yyyy)	Telephone Number	Email Address
Mailing Address			City	State	Zip Code
Residence Address (if different than above)			City	State	Zip Code

JOINT OWNER (Optional) Not applicable for Qualified contracts.

First Name	Middle Name		Last Name		Sex ☐ M ☐ F
SSN	Date of Birth (mm/dd/yyyy)	Telephone Number	Email Address
Mailing Address			City	State	Zip Code
Residence Address (if different than above)			City	State	Zip Code

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3. ELECTRONIC INFORMATION OPT-IN CONSENT

Email Address:

By providing the email address above and signing this application, I voluntarily consent to receive documents and notices applicable to my contract as permitted by law, including prospectuses, prospectus supplements, reports, statements, immediate confirmations, tax forms, proxy solicitations, privacy notice and other notices and documentation in electronic format when available instead of receiving paper copies of these documents by U.S. Mail. Pacific Life will send paper copies of annual statements if required by state or federal law. Not all contract documentation and notifications may be currently available in electronic format. For jointly owned contracts, both owners are consenting to receive information electronically.

Pacific Life suggests that in order to receive documents electronically, the contract owner should have ready access to a computer with Internet access, an active email account to receive this information electronically, and ability to read and retain it. I understand that:

•                  There is no charge for electronic delivery, although my Internet provider may charge for Internet access.

•                  I should provide a current email address and notify Pacific Life promptly when my email address changes.

•                  I should update any email filters that may prevent me from receiving email notifications from Pacific Life.

•                  I may request a paper copy of the information at any time for no charge, even though I consented to electronic delivery, or if I decide to revoke my consent.

•                  For jointly owned contracts, all information will be provided to the email address listed. Electronic delivery will be cancelled if emails are returned undeliverable.

•                  This consent will remain in effect until I revoke it.

Please call [(800) 722-4448] and tell a customer service representative if you would like to revoke your consent, wish to receive a paper copy of the information above, or need to update your email address. You may opt out of electronic delivery at any time. You may also opt out of electronic delivery on our website at [https://annuities.myaccount.pacificlife.com].

4. TELEPHONE/ELECTRONIC AUTHORIZATION Complete this section to enroll:

☐ Yes

As the owner, I will receive this privilege automatically. If a contract has joint owners, each owner may individually make certain telephone and/or electronic requests. By checking “Yes,” I am also authorizing and directing Pacific Life to act on telephone or electronic instructions from any other person(s) who can furnish proper identification. Pacific Life will use reasonable procedures to confirm that these instructions are authorized and genuine. As long as these procedures are followed, Pacific Life and its affiliates and their directors, trustees, officers, employees, representatives, and/or agents will be held harmless for any claim, liability, loss, or cost.

5. HOUSEHOLDING By signing this application, I consent to Pacific Life mailing one copy of contract owner documents to multiple contract owners who share the same household address. Such documents will include prospectuses, prospectus supplements, announcements, and reports, but will not include contract-specific information such as transaction confirmations and statements. This service, known as “householding,” reduces expenses, environmental waste, and the volume of mail I receive. If I do not wish to participate in this service and prefer to receive my own contract owner documents, I have checked the box below.

☐ I elect NOT to participate in householding.

6. CONTRACT TYPE Select ONE.

[☐ Non-Qualified[1,2]	☐ Inherited IRA[6]	☐ SIMPLE IRA[3]	☐ 401(a)[5]	☐ 457(b)-gov’t. entity[5]	☐ Keogh/HR-10[5]
☐ IRA ☐ Post-Death Non-Qualified[8]	☐ Roth IRA ☐ Inherited Roth IRA[6]	☐ SEP-IRA ☐ TSA/403(b)[4]	☐ 401(k)[5]	☐ 457(b)-501(c) tax exempt[5]	☐ Individual(k)7 ]

[1 For trust-owned contracts, complete Trustee Certification and Disclosure form.

2 For Non-Qualified contracts, if owner is a non-natural person or corporation, complete Non-Natural or Corporate-Owned Disclosure Statement form.

3 Complete SIMPLE IRA Employer Information form.

4 Complete Tax-Sheltered Annuity Certification TSA/403(b) form.

5 Complete Qualified Plan and 457(b) Plan Disclosure form.

6 For individual-owned or trust-owned Inherited IRA contracts, complete appropriate Inherited IRA Certification form.

7 Complete Individual(k) Qualified Plan Disclosure form.

8 Complete Post-Death Non-Qualified Exchange Disclosure and Distribution Request form]

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7. BENEFICIARIES

If a beneficiary classification is not indicated, the class for that beneficiary will be primary. Each beneficiary class must equal 100%. Multiple beneficiaries will share the death benefit equally, unless otherwise specified. [For contracts owned by a non-individual custodian (including IRAs, 403(b), 457, and Qualified plans) or other non-natural owners,] the designated recipient will be the owner and beneficiary information provided below may not be valid. A spouse’s consent may be required in community property states, if applicable. We recommend you discuss with your legal representative.

If you are naming a minor as your beneficiary, please complete the [Special Beneficiary Designation Request] form.

See your contract and prospectus for details about death benefit and beneficiary proceeds.

1. First Name	Middle Name	Last Name		Relationship
Entity (if an individual is not selected)	SSN/TIN	Date of Birth (mm/dd/yyyy)	☐ Primary ☐ Contingent	Percentage ________%
Mailing Address	City	State	Zip Code	Telephone Number

2. First Name	Middle Name	Last Name		Relationship
Entity (if an individual is not selected)	SSN/TIN	Date of Birth (mm/dd/yyyy)	☐ Primary ☐ Contingent	Percentage ________%
Mailing Address	City	State	Zip Code	Telephone Number

3. First Name	Middle Name	Last Name		Relationship
Entity (if an individual is not selected)	SSN/TIN	Date of Birth (mm/dd/yyyy)	☐ Primary ☐ Contingent	Percentage ________%
Mailing Address	City	State	Zip Code	Telephone Number

4. First Name	Middle Name	Last Name		Relationship
Entity (if an individual is not selected)	SSN/TIN	Date of Birth (mm/dd/yyyy)	☐ Primary ☐ Contingent	Percentage ________%
Mailing Address	City	State	Zip Code	Telephone Number

5. First Name	Middle Name	Last Name		Relationship
Entity (if an individual is not selected)	SSN/TIN	Date of Birth (mm/dd/yyyy)	☐ Primary ☐ Contingent	Percentage ________%
Mailing Address	City	State	Zip Code	Telephone Number

6. First Name	Middle Name	Last Name		Relationship
Entity (if an individual is not selected)	SSN/TIN	Date of Birth (mm/dd/yyyy)	☐ Primary ☐ Contingent	Percentage ________%
Mailing Address	City	State	Zip Code	Telephone Number

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8. INITIAL PURCHASE PAYMENT AMOUNT [Make check payable to Pacific Life Insurance Company ]

8A. NON-QUALIFIED CONTRACT PAYMENT TYPE	8B. QUALIFIED CONTRACT PAYMENT TYPE

☐ 1035 exchange(s)/estimated transfer $ ☐ Amount enclosed $	☐ Transfer $________________ ☐ Rollover $________________ ☐ Contribution $________________ for tax year _________

9. REPLACEMENT

9A. EXISTING INSURANCE

☐Yes ☐No	Do you have any existing life insurance or annuity contracts with this or any other company? (Default is “Yes” if neither box is checked.)

9B. REPLACEMENT

☐Yes ☐No

Will the purchase of this annuity result in the replacement, termination, or change in value of any existing life insurance or annuity in this or any other company? If “Yes,” provide the information below for each policy or contract being replaced and attach any required state replacement and/or 1035 transfer/exchange forms.

Surrendering Company Name	Policy or Contract Number	Policy or Contract Type Being Replaced ☐ Life Insurance ☐ Fixed Annuity ☐ Variable Annuity
Mailing Address	City	State	Zip Code	Telephone Number

Surrendering Company Name	Policy or Contract Number	Policy or Contract Type Being Replaced ☐ Life Insurance ☐ Fixed Annuity ☐ Variable Annuity
Mailing Address	City	State	Zip Code	Telephone Number

Surrendering Company Name	Policy or Contract Number	Policy or Contract Type Being Replaced ☐ Life Insurance ☐ Fixed Annuity ☐ Variable Annuity
Mailing Address	City	State	Zip Code	Telephone Number

Surrendering Company Name	Policy or Contract Number	Policy or Contract Type Being Replaced ☐ Life Insurance ☐ Fixed Annuity ☐ Variable Annuity
Mailing Address	City	State	Zip Code	Telephone Number

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10. RIDERS

Subject to state availability. [Riders are irrevocable after election.]

[10A. DEATH BENEFIT RIDER Required

☒  Return Of Purchase Payments Death Benefit Rider Owner(s) and Annuitant(s) must not be under age 45 or over age 80 at issue.

10B. GUARANTEED MINIMUM WITHDRAWAL BENEFIT RIDER You are required to select ONE

☐  Single Life Option The Designated Life must be an owner and annuitant (youngest Annuitant if a non-natural owner) and must not be under age 45 or over age 80 at issue.

Single Life Option is permitted with joint owners. Either owner may be chosen as the Designated Life and must be indicated below.

Designated Life’s/Owner’s First Name	Middle Name	Last Name

☐  Joint Life Option Both Designated Lives must be natural persons who are each other’s spouses and must not be under age 45 or over age 80 at issue. If one of the Designated Lives is not listed as an owner or annuitant of the contract, they must be listed as the sole primary beneficiary in the Beneficiaries section. Joint Life is available only if the Contract Type selected is [Non-Qualified (not available if the Owner is a trust or other entity), IRA, or Roth IRA].  ]

11. ALLOCATION

[

Fund 1	__100_%	_100_%Total

]

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12. REMARKS (Use for additional detail or clarifications). If additional space is needed, attach a letter signed and dated by the owner(s).

[ ]

13. FRAUD NOTICE

Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

14. STATEMENT OF OWNER(S)

I understand that federal law requires all financial institutions to obtain the name, residential address, date of birth, Social Security or taxpayer identification number, and any other information necessary to sufficiently verify the identity of each customer. I understand that failure to provide this information could result in the annuity contract not being issued, delayed or unprocessed transactions, or annuity contract termination. I, the owner(s), understand that I have applied for a variable annuity contract (“contract”) issued by Pacific Life Insurance Company (“Pacific Life”). I received the variable annuity prospectus, and if applicable, the Buyer’s Guide for Deferred Annuities for this variable annuity contract.

After reviewing my financial background with my [financial professional], I believe this contract, including the benefits of its insurance features, will meet my financial objectives based in part upon my age, income, net worth, and tax status, and any existing investments, annuities, or other insurance products I own.

If applicable, I considered the appropriateness of full or partial replacement of any existing life insurance or annuity. I also considered my liquidity needs, risk tolerance, and investment time horizon when selecting the variable investment.

I understand the terms and conditions related to any rider applied for and believe that the rider(s) meet(s) my insurable needs and financial objectives. I have discussed all fees and charges for this contract with my [financial professional], including withdrawal charges, if applicable.

I understand that if I cancel a contract issued as a result of this application without penalty during the Right to Cancel initial review period, depending upon the state where my contract is issued, it is possible the amount refunded may be less than the initial amount I invested due to the investment experience of my selected investment option.

If I am an active duty member of the United States Armed Forces (including active duty military reserve personnel), I confirm that this application was not solicited and/or signed on a military base or installation, and I have received from my [financial professional], the disclosure required by Section 10 of the Military Personnel Financial Services Protection Act.

Under penalties of perjury, I certify that: (1) the number shown on this form is my correct taxpayer identification number; and (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and (3) I am a U.S. person (including a U.S. resident alien); and (4) I am exempt from Foreign Account Tax Compliance Act (FATCA) reporting. Cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. NOTE: The IRS does not require my consent to any provision on this application other than the certification required to avoid backup withholding.

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All answers to questions and statements made on this application are true and complete to the best of my knowledge and belief.

I UNDERSTAND THAT BENEFITS AND VALUES PROVIDED UNDER THE CONTRACT MAY BE ON A VARIABLE BASIS. AMOUNTS DIRECTED INTO THE VARIABLE INVESTMENT OPTION WILL REFLECT THE INVESTMENT EXPERIENCE OF THE INVESTMENT OPTION. THESE AMOUNTS MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

Owner’s Signature	Date (mm/dd/yyyy)

Joint Owner’s Signature (if applicable)	Date (mm/dd/yyyy)

Signed at:
	City	State

15. [FINANCIAL PROFESSIONAL]’S STATEMENT

15A. EXISTING INSURANCE

☐Yes ☐No	Do you have any reason to believe that the applicant has any existing life insurance policies or annuity contracts? (Default is “Yes” if neither box is checked.)

15B. REPLACEMENT

☐Yes ☐No

Do you have reason to believe that any existing life insurance policy or annuity contract has been (or will be) surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the contract applied for will be issued? If “Yes,” I affirm that I have referred the applicant to the replacement question in the Replacement Section of this application.

I hereby certify that I have used only Pacific Life’s approved sales material in connection with this sale and that copies of all sales materials used were left with the applicant. Any insurer-approved electronically presented sales materials will be provided in printed form to the applicant no later than at the time of the policy or contract delivery. I further certify that I have discussed the appropriateness of replacement and followed Pacific Life’s written replacement guidelines. I have explained to the owner(s) how the annuity will meet their insurable needs and financial objectives.

I certify that I have reviewed this application and have determined that its proposed purchase is suitable as required under law, based in part on information provided by the owner(s), as applicable, including age, income, net worth, and tax status, and any existing investments and insurance program.

I certify that I have provided the applicant with the product prospectuses, and if applicable, the Buyer’s Guide for Deferred Annuities for this variable annuity contract. I further certify that I have also considered the owner’s liquidity needs, financial resources used to fund the annuity (including debts and obligations), willingness to accept any non-guaranteed elements, risk tolerance, and investment time horizon; that I followed my broker/dealer’s suitability guidelines in both the recommendation of this annuity and the choice of investment option, and that this application is subject to review for suitability by my broker/dealer.

For states where applicable, I further certify that the recommended purchase is in the best interest of the owner(s), that I have followed the standards and obligations required under law in making that best interest determination, and that I did not place my own or Pacific Life’s financial interests ahead of the interests of the owner(s). I further certify that I have truly and accurately recorded on the application the information provided to me by the applicant.

If the applicant is an active duty member of the United States Armed Forces (including active duty military reserve personnel), I certify that this application was not solicited and/or signed on a military base or installation, and I provided to the applicant the disclosure required by Section 10 of the Military Personnel Financial Services Protection Act.

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I further certify that, prior to soliciting the contract applied for, I have completed all state mandated annuity, insurance, and/or product training and agree to provide documentation of such completion upon request by Pacific Life.

Soliciting [Financial Professional]’s Signature	Print [Financial Professional]’s Full Name

[Financial Professional]’s Telephone Number	[Financial Professional]’s Email Address
Broker/Dealer’s Name (if applicable)	Brokerage Account Number (optional)
Distribution Firm’s Name (if applicable)	Option [☐ A ☐ B ☐ C ☐ D ☐ E ☐ F]
ID # (if applicable)

Soliciting [Financial Professional]’s Signature (if applicable)	Print [Financial Professional]’s Full Name

[Financial Professional]’s Telephone Number	[Financial Professional]’s Email Address
Broker/Dealer’s Name (if applicable)	Brokerage Account Number (optional)
Distribution Firm’s Name (if applicable)	Option [ ☐ A ☐ B ☐ C ☐ D ☐ E ☐ F]
ID # (if applicable)

Send completed application as follows:

APPLICATION WITH PAYMENT:	APPLICATION WITHOUT PAYMENT:
[Regular Mail Delivery: P.O. Box 2290 Omaha, NE 68103-2290	Regular Mail Delivery: P.O. Box 2378 Omaha, NE 68103-2378	Email: AnnuityService@PacificLife.com Fax: (888) 837-8172
Overnight Mail Delivery: 6750 Mercy Rd, RSD Omaha, NE 68106	Overnight Mail Delivery: 6750 Mercy Rd, RSD Omaha, NE 68106	Questions: Contract Owners: (800) 722-4448 [Financial Professionals]: (844) 557-2233]

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Application Instructions: Use these instructions when completing the application.

Pacific Life has policies to maintain physical, electronic, and procedural safeguards to protect the confidentiality of your personal information. Access to personal information is available only to those people who need to know in order to service your business. Please review our online Privacy Promise for details on how we use and protect your personal information: https://paclife.co/privacy-promise.

For additional information regarding the product applied for, consult the prospectus: www.PacificLife.com/Prospectuses.

1. & 2. Annuitant(s)/Owner(s): Check product guidelines for minimum and maximum issue age. When setting up annuity contracts, there are many combinations of owner and annuitant registrations which may result in different death benefit consequences. For example, the death of an owner/annuitant may have different consequences than the death of a non-owner annuitant. For Qualified contracts, there cannot be joint or contingent annuitants. For non-natural owners, there cannot be contingent annuitants. Spousal signatures may be required for certain actions in Qualified contracts. This contract is not intended for use in group unallocated plans. For IRAs, owner and annuitant should be the IRA owner. Consult a tax advisor to properly structure annuity contracts and effect transfers.

3. Electronic Information Opt-In Consent (Optional): Complete this section to receive access to statements, prospectuses, and other information electronically from our website. This instruction is valid until you instruct us otherwise.

4. Telephone and Electronic Transaction Authorization (Optional): By checking this box, you authorize Pacific Life to receive certain instructions by telephone or electronically from your designee. This instruction is valid until you instruct us otherwise. Telephone/Electronic contract changes will be subject to the conditions of the contract and the administrative requirements of Pacific Life, and the provisions set forth in the contract’s prospectus.

5. Householding (Optional): Check the box if you do not want to participate in Pacific Life’s householding service

6. Contract Type: Check the type of annuity contract to be issued. Complete appropriate form indicated.

7. Beneficiaries: Indicate the person(s) or entity(ies) to be designated as beneficiary(ies). If no beneficiary(ies) is/are indicated, the provisions of the contract will govern as to the payment of any death benefit proceeds. If you would like to designate contingent beneficiaries or provide detailed beneficiary instructions, complete the Special Beneficiary Designation Request form or Remarks section of the application.

8. Initial Purchase Payment Amount: Complete the applicable section(s) and indicate the type of payment. If initial IRA payment represents both a rollover and a contribution, indicate amounts for each. Consult the prospectus for the minimum initial purchase payment for Non-Qualified and Qualified contracts. Transfer indicates a trustee-to-trustee or custodian-to-custodian transfer only.

9. Replacement: Indicate if this is a replacement or not by checking the appropriate box. If yes, provide the additional information and attach a Transfer/Exchange form and any required state replacement form(s).

10. Riders (subject to state and broker/dealer availability): You must select a rider. If any required rider you have selected within this section cannot be added to the contract due to rider restrictions, the contract will not be issued.

11. Allocation Option: Use this section to allocate 100% of your investment

12. Remarks: Use this section to indicate special registrations, additional beneficiaries, or other instructions.

13. Fraud Notice: Review this section carefully.

14. Statement of Owner(s): Read this section carefully. The application must be signed and dated by the owner. In cases of joint ownership, both owners must sign. City and state where the application is signed must also be indicated.

15. Financial Professional’s Statement: Financial Professional must fully complete and sign this section. Financial Professional(s) must select a commission option and assure that responses in Section 9 and 15 are consistent.

SUBMITTING YOUR BUSINESS - Help avoid a returned application by confirming your application has the following minimum information:

• Annuitant and Owner information – Sections 1 & 2	• Date application is signed – Section 14
• Contract type is correct – Section 6 • Replacement question – Section 9	• City and state where application is signed – Section 14 • Financial Professional’s signature(s) – Section 15